                                Corporations Law
                           A Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       OF

                  Securitisation Advisory Services Pty. Limited

1.       The name of the Company is "Securitisation Advisory Services Pty.
         Limited".

2.       The liability of the members is limited.

3.       The capital of the Company is one million dollars. ($1,000,000) divided into one million (1,000,000) shares of one dollar ($1) each will power to increase or reduce such capital. Such shares and any other shares of which the capital of the company may from time to time consist may he divided into different classes and may bear such preference, guarantee, privileges and rights and be subject to such disabilities between themselves as shall be determined by or in conformity with the contracts and articles of the company existing from time to time.

4.       The full names addresses and occupations of the subscribers hereto and the number of shares they respectively agree to take are:

NAME, ADDRESS AND OCCUPATION                         NUMBER OF SHARES.

John Charles Andrews
74 Kambora Avenue,                                   One (1)
Davidson, N.S.W. 2085                                Redeemable Preference Share
Accountant

Colin Marcus Andrews
21/24 Rangers Road,                                  One (1)
Neutral Bay, N.S.W. 2089                             Redeemable Preference Share
Accountant

The subscribers are desirous of being formed into a Company in pursuance of this
Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set out opposite our respective names in the last preceding paragraph hereof.

--------------------------------------------------------------------------------
Subscribers' Signatures                            Witness' Signature
                                                   Full Name and
                                                   Address

--------------------------------------------------------------------------------

/s/ John Charles Andrews                           /s/ Jacqueline Andrews
-----------------------------------                -----------------------------
John Charles Andrews                               Jacqueline Andrews,
                                                   74 Kambora Avenue,
                                                   Davidson, N.S.W. 2085

-----------------------------------                Witness to both
/s/ Colin Marcus Andrews                           signatures
Colin Marcus Andrews

--------------------------------------------------------------------------------
Dated 7th April, 1994